Exhibit 99.1

News from AEP

MEDIA CONTACT:	ANALYSTS CONTACT:
Tammy Ridout	Darcy Reese
Managing Director, External Communications	Vice President, Investor Relations
614/716-2347	614/716-2614

FOR IMMEDIATE RELEASE

AEP ANNOUNCES ORGANIZATIONAL, EXECUTIVE LEADERSHIP CHANGES

COLUMBUS, Ohio, Sept. 22, 2022 – American Electric Power (Nasdaq: AEP) has made organizational and executive leadership changes to support the company’s strategic priorities and executive succession plans, according to Nicholas K. Akins, chair and chief executive officer.
Peggy Simmons, currently president and chief operating officer for Public Service Company of Oklahoma (PSO), has been named executive vice president – Utilities. AEP’s seven utility company presidents and AEP’s customer service support organization will report directly to Simmons.
Leigh Anne Strahler, currently vice president of Regulatory and Finance for AEP Texas, will succeed Simmons as president and COO at PSO.
Chris Beam, currently president and COO for Appalachian Power, has been named executive vice president – Energy Services, with oversight of AEP’s generation, transmission, nuclear, supply chain, procurement, fleet, and safety and health organizations.
Aaron Walker, currently vice president of Distribution Region Operations for Appalachian Power, has been named president and COO of Appalachian Power, succeeding Beam.
Simmons and Beam will report to Julie Sloat, AEP president and chief financial officer, in their new roles effective today. Strahler and Walker will report to Simmons.
“Peggy, Chris, Leigh Anne and Aaron have all demonstrated success in key leadership roles in our regulated operating companies, helping enhance customer satisfaction, spearheading growth and providing increasingly more reliable, resilient and clean energy for the communities we serve. I’m confident that their operational expertise, deep industry knowledge and collaborative leadership styles will continue to support the execution of our long-term strategy – investing in cleaner energy infrastructure and innovative technological solutions to benefit our customers,” Sloat said.

AEP’s executive vice president and COO position is being eliminated. Lisa Barton will remain at AEP with transitional responsibilities, reporting to Akins, until Nov. 1.
“On behalf of the Board and myself, I want to thank Lisa for her important contributions and leadership during her time at AEP. She brought a high level of energy and engagement to help transform strategic areas of our company, including our transmission business and renewable energy investments, and demonstrated a deep commitment to improving our culture and to serving our customers. Lisa’s efforts enhanced our ability to provide safe, reliable and clean energy to power communities and build value for shareholders. We wish her all the best in her future endeavors,” Akins said.
Greg Hall, currently executive vice president – Energy Supply, has been named to an expanded role as executive vice president and chief commercial officer, with responsibility for AEP’s competitive retail business, competitive wholesale business, distributed energy assets organization, regulated commercial operations and Grid Solutions organizations. Hall will continue to report to Akins until Sloat becomes CEO Jan. 1, 2023.
“Greg and his team have been delivering custom energy solutions in the competitive space, including renewable and distributed generation, while our grid solutions team has been focused on developing critical infrastructure innovations and clean energy projects to benefit customers served by our regulated operating companies. Aligning these organizations under Greg will help us better leverage the experience and expertise across the company to advance new customer solutions and expand our energy offerings in all the states where we operate,” Sloat said.
Simmons, 45, has been president and COO of PSO since 2018, with responsibility for all aspects of electric service for more than 560,000 customers in Oklahoma. She previously was managing director of Transmission Asset Strategy and has held leadership roles in AEP’s Transmission organization, at AEP Ohio and as part of AEP’s competitive renewable energy business. Simmons joined AEP in 1999. She received a bachelor's degree in economics from The Ohio State University and a master's degree in public policy and administration from Central Michigan University. She serves as a board member for the Tulsa Area United Way, the Tulsa Regional Chamber of Commerce and the State Chamber of Oklahoma, Tulsa County. She is on the board of trustees for the Tulsa Community Foundation and the board of directors of BOK Financial Corporation. Simmons also serves on the Southwest Power Pool (SPP) Members Committee and the Federal Reserve Bank of Kansas City Economic Advisory Council.
Beam, 53, has been president and COO of Appalachian Power since 2017, responsible for all aspects of electric service for approximately 1 million customers in West Virginia, Virginia and Tennessee. He previously was vice president of Projects, Controls & Construction in AEP’s generation organization. Beam joined the company in 1990 at Kammer Plant and held progressive leadership roles in the company’s generation organization. Beam received a bachelor’s degree in Technical Management from DeVry University. He is on the board of directors of The Education Alliance, the Clay Center for the Arts & Sciences, the West Virginia

Chamber of Commerce and the Virginia Business Council. He also serves on the West Virginia State University’s Board of Visitors.
Hall, 50, has been executive vice president of Energy Supply since 2021, with oversight of AEP’s competitive retail energy businesses. Previously, he was president of AEP Energy Partners, responsible for building AEP’s competitive wholesale, retail, onsite solutions and universal-scale renewables businesses. He joined AEP in 1997 and has held progressive leadership roles in AEP’s energy marketing organization. Hall received a bachelor’s degree in geography from Brigham Young University and a master’s degree in geography from The Ohio State University. He serves on the boards of the American Clean Power Association and Flying Horse Farms.
Strahler, 49, has been vice president of Regulatory and Finance for AEP Texas since 2018, responsible for the regulatory and financial activities of AEP Texas. She previously was director of Business Operations Support for Appalachian Power. Strahler joined AEP in 2006. She has held leadership positions in AEP’s Generation Business Planning & Support Services group and AEP’s Operations and Performance Transformation group with responsibility for implementing process improvements across the company. Before joining AEP, she worked at Limited Brands and IBM Global Services. Strahler received a bachelor’s degree in economics from Bethany College and a master’s in business administration from The Ohio State University. She is chair of the board for the Purple Door, a domestic violence shelter headquartered in Corpus Christi, Texas.
Walker, 39, has been vice president of Distribution Operations for Appalachian Power since 2020, with responsibility for construction, engineering, maintenance and operations of Appalachian Power’s electric distribution systems. He previously was plant manager of AEP's Rockport Plant. Walker joined AEP in 2005 and has served in a variety of roles including project and field engineering, project management, generation performance improvement and as a generation energy production superintendent. Walker received a bachelor’s degree in chemical engineering from The Ohio State University.
American Electric Power, based in Columbus, Ohio, is powering a cleaner, brighter energy future for its customers and communities. AEP’s approximately 16,700 employees operate and maintain the nation’s largest electricity transmission system and more than 224,000 miles of distribution lines to safely deliver reliable and affordable power to 5.5 million regulated customers in 11 states. AEP also is one of the nation’s largest electricity producers with approximately 31,000 megawatts of diverse generating capacity, including more than 7,100 megawatts of renewable energy. The company’s plans include growing its renewable generation portfolio to approximately 50% of total capacity by 2030. AEP is on track to reach an 80% reduction in carbon dioxide emissions from 2000 levels by 2030 and has committed to achieving net zero by 2050. AEP is recognized consistently for its focus on sustainability, community engagement, and diversity, equity and inclusion. AEP’s family of companies includes utilities AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian

Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana, east Texas and the Texas Panhandle). AEP also owns AEP Energy, which provides innovative competitive energy solutions nationwide. For more information, visit aep.com.
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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: changes in economic conditions, electric market demand and demographic patterns in AEP service territories; the impact of pandemics, including COVID-19, and any associated disruption of AEP’s business operations due to impacts on economic or market conditions, costs of compliance with potential government regulations and employees’ reactions to those regulations, electricity usage, supply chain issues, customers, service providers, vendors and suppliers; the economic impact of escalating global trade tensions including the conflict between Russia and Ukraine, and the adoption or expansion of economic sanctions or trade restrictions; inflationary or deflationary interest rate trends; volatility in the financial markets, particularly developments affecting the availability or cost of capital to finance new capital projects and refinance existing debt; the availability and cost of funds to finance working capital and capital needs, particularly if expected sources of capital, such as proceeds from the sale of assets or subsidiaries, do not materialize, and during periods when the time lag between incurring costs and recovery is long and the costs are material; decreased demand for electricity; weather conditions, including storms and drought conditions, and AEP’s ability to recover significant storm restoration costs; the cost of fuel and its transportation, the creditworthiness and performance of fuel suppliers and transporters and the cost of storing and disposing of used fuel, including coal ash and spent nuclear fuel; the availability of fuel and necessary generation capacity and the performance of generation plants; AEP’s ability to recover fuel and other energy costs through regulated or competitive electric rates; the ability to transition from fossil generation and the ability to build or acquire renewable generation, transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms, including favorable tax treatment, and to recover those costs; new legislation, litigation and government regulation, including changes to tax laws and regulations, oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances that could impact the continued operation, cost recovery, and/or profitability of AEP’s generation plants and related assets; the risks associated with fuels used before, during and after the generation of electricity, including coal ash and nuclear fuel; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation; AEP’s ability to constrain operation and maintenance costs; prices and demand for power generated and sold at wholesale; changes in technology, particularly with respect to energy storage and new, developing, alternative or distributed sources of generation; AEP’s ability to recover through rates any remaining unrecovered investment in generation units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for coal and other energy-related commodities, particularly changes in the price of natural gas; changes in utility regulation and the allocation of costs within regional transmission organizations, including ERCOT, PJM and SPP; changes in the creditworthiness of the counterparties with contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of debt; the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, other postretirement benefit plans, captive insurance entity and nuclear decommissioning trust and the impact of such volatility on future funding requirements; accounting standards periodically issued by accounting standard-setting bodies; other risks and unforeseen events, including wars and military conflicts, the effects of terrorism (including increased security costs), embargoes, naturally occurring and human-caused fires, cyber security threats and other catastrophic events; and the ability to attract and retain the requisite work force and key personnel.
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